CERTIFICATIONS

I, J Reed Keller, President & Trustee of BPV Family of Funds (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Reed Keller
Reed Keller
President and Trustee

Date:	June 7, 2013

I, Kim Storms, Treasurer of BPV Family of Funds (the “registrant”), hereby certify that:

1.	This Form N-CSR of the registrant (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

By:	/s/ Kim Storms
Kim Storms
Treasurer

Date:	June 7, 2013